Exhibit 10.29

This is an English Translation

Maximum Amount Guarantee Contract

Hua Xia Bank Co., Ltd.

Maximum Amount Guarantee Contract

Contract Number: YYB24 (Gao Bao) 20110015

Party A (Guarantor):	Legend Holdings Limited
Residence:	No.2 Ke Xue Yuan Nan Lu, Haidian District, Beijing
Zip Code:	100190	Legal Representative:	Liu Chuanzhi
Telephone:	010-62509461	Fax:	010-62509165
Opening Bank of Basic Account:	Bank of Beijing, Baishiqiao Branch
Bank Account:	01090318400120102020630

Party B (Creditor):	Hua Xia Bank Co., Ltd., Beijing Xizhimen Branch
Residence:	No. 60 North Xizhimen Street, Haidian District
Zip Code:	100082
Legal Representative/Principal in Charge:	Liu Yongjian
Telephone:	82292495	Fax:	82295260

WHEREAS, Party B shall provide a series of loans based on the Principal Contract to the Debtor, Beijing China Auto Rental Co., Ltd. (the “Debtor to the Principal Contract”) in accordance with the PRC Guarantee Law and other relevant laws and regulations, and Party A agrees to provide Party B with guarantee for such creditor’s rights (the “Principal Creditor’s Rights”) within the maximum debt amount. Party A and Party B hereby enter into this Contract through consultation.

Article 1.                                            TYPE OF GUARANTEED PRINCIPAL CREDITOR’S RIGHTS, MAXIMUM DEBT AMOUNT, AND TERM OF CREDITOR’S RIGHTS

1.1                                                                                 The Principal Contract under this Contract shall refer to:

☒                                                                          entered into by and between Party B and the Debtor to the Principal Contract (Contract Number                             ), together with the specific business contracts in connection with such contract;

                                 A series of fixed assets loan contracts entered into by and between Party B and the Debtor to the Principal Contract during the occurrence term of Principal Creditor’s Rights as provided in Section 1.4 hereof.

1.2                                 The type of business for which the Principal Creditor’s Rights is guaranteed by Party A shall be subject to the corresponding provisions of the Principal Contract.

1.3                                 The maximum debt amount guaranteed under this Contract shall be (Currency) RMB and (Amount in Capital) TWO HUNDRED AND FIFTY MILLION (for any business conducted in different currency, the amount shall be converted based on the foreign exchange rate published by Party B on the occurrence date of Principal Creditor’s Rights).

The maximum debt amount shall refer to the maximum remaining principal amount under the Principal Creditor’s Rights. Specifically speaking:

1.3.1                        All the outstanding principal amount being used by the Debtor to the Principal Contract at any point of time (if the business under the Principal Contract is related to the issuance of letter of credits, bank’s acceptance bill, letter of guarantee or guarantee for goods delivery, such amount shall be the remaining business amount which has been incurred but yet to be settled) shall not exceed the maximum debt amount, but within such limit, the Debtor to the Principal Contract may apply for revolving the use of the repaid portion of the principal amount.

1.3.2                        The maximum debt amount refers to the maximum principal amount under the Principal Creditor’s Rights. Party A agrees to assume guarantee liabilities for all the payables incurred thereby, such as interests, penalty interests and fees as set out in Article 2 hereof, provided that the amount of principal does not exceed such maximum debt amount.

1.4                                 The Principal Creditor’s Rights guaranteed under this Contract shall occur during the period from February 10, 2011 to February 10, 2012. Specifically speaking:

1.4.1                        If the type of business under the Principal Contract is related to loaning, the release date of each loan shall not be later than the expiration date of such period;

1.4.2                        If the type of business under the Principal Contract is related to the acceptance of bills, issuance of letter of credits or letter of guarantee (or guarantee for goods delivery), the date on which Party B accepts such bills, issuing such letter of credits or letter of guarantee (or guarantee for goods delivery) shall not be later the expiration date of such period;

1.4.3                        The expiration date of each debt shall be subject to the provisions of each specific business contract and shall not be subject to whether such period has expired or not.

Article 2.                                            SCOPE OF GUARANTEE

2.1                                 The scope of guarantee provided by Party A shall cover the principals and interests under the Principal Creditor’s Rights, overdue interests, penalty interests, compound interests, liquidated damages, compensations for damages and costs incurred by Party B for realization of creditor’s rights (including but not limited to litigation fees, arbitration fees, preservation fees, announcement fees, evaluation fees, auction fees, travel expenses, telecommunications fees, legal fees, etc.) and all other fees payable by the Debtor to the Principal Contract.

2.2                                 All the costs within the aforementioned scope (excluding the principals) shall fall under the scope of guarantee provided by Party A, but shall not be included into the maximum debt amount guaranteed under this Contract.

Article 3.                                            CONFIRMATION OF GUARANTEED CREDITOR’S RIGHTS AND WAY OF GUARANTEE

3.1                                 The creditor’s rights guaranteed under this Contract shall be confirmed upon the occurrence of any of the following situations:

3.1.1                        The expiration of the occurrence term of Principal Creditor’s Rights as provided in Section 1.4 hereof;

3.1.2                        The Creditor under the Principal Contract declares early maturity of all the debts under the Principal Contract in accordance with laws and regulations or the Principal Contract;

3.1.3                        Other legally prescribed situations in which the guaranteed creditor’s rights shall be confirmed.

3.2                                 The confirmation of guaranteed creditor’s rights under this Contract shall incur the following effect:

3.2.1                        Upon the confirmation of the guaranteed creditor’s rights, no matter whether the performance term of such debts has expired or not, or no matter whether there are any conditions attached thereto, the unsettled debts under the Principal Contract shall become the guaranteed creditor’s rights.

3.2.2                        Upon the confirmation of the guaranteed creditor’s rights, all the amounts (excluding the principals) as set out in Article 2 hereof, no matter whether it has occurred or not at the time of confirmation, shall become the guaranteed creditor’s rights.

3.3                                 The guarantee provided by Party A shall be of joint and several. Starting from the confirmation date of the guaranteed creditor’s rights until all the guaranteed debts have been settled, in case the Debtor to the Principal Contract fails to perform its obligations to repay the debts, Party B shall be entitled to seek recourse against Party A directly, and Party A shall promptly repay the corresponding debts to Party B.

3.4                                 If in addition to the guarantee provided under this Contract, there are other securities under the Principal Contract (including but not limited to the security in real property that the Debtor to the Principal Contract provides for Party B), Party B shall be entitled to exercise the rights under this Contract first and require Party A to assume the joint and several liabilities, which shall not be affected by any other securities, nor subject to any claims being made by Party B to any other guarantors or any litigation / arbitration / enforcement being filed for by Party B. If Party B waives or alters the security in real property provided by the Debtor to the Principal Contract or changes the sequence of securities for any reason, which results in the loss or elimination of its priority right to repayment under the security in real property, Party A agrees that its liabilities for guarantee under this Contract shall not be exempted or alleviated thereby.

3.5                                 If Party A provides guarantee for part of the debts under the Principal Contract, the settlement of any part of the Principal Creditor’s Rights shall not correspondingly alleviate or exempt Party A’s guarantee liabilities, and Party A shall still assume it guarantee liabilities for the remaining unsettled debts under the Principal Contract within the guaranteed maximum debt amount as agreed.

Article 4.                                            TERM OF GUARANTEE

4.1                                 The term of guarantee for Party A shall be two years, which shall start from such a date as determined as below:

4.1.1                        If the debt performance term of any debt expires earlier than or on the same day as the confirmation date of the guaranteed creditor’s rights, the term of guarantee for Party A on such debt shall start from the confirmation date of the guaranteed creditor’s rights;

4.1.2                        If the debt performance term of any debt expires later than the confirmation date of the guaranteed creditor’s rights, the term of guarantee for Party A shall start upon the expiration date of the debt performance term of such debt.

4.2                                 The aforementioned “expiration date of the debt performance term of the debt” shall also refer to the expiration date of each installment of debt in case that the Debtor to the Principal

Contract repays the debts by installments, as well as the early expiration date declared by the Creditor according to the Principal Contract.

4.3                                 If the business under the Principal Contract is related to the issuance of letter of credits, bank’s acceptance bill, letter of guarantee or security for goods delivery, the disbursement date shall be deemed as the expiration date of the debt performance date of such debt.

Article 5.                                            RIGHTS AND OBLIGATIONS OF PARTY A

5.1                                 Party A warrants that it is an enterprise legally registered, established and duly existing, qualified to act as a guarantor to make repayment on behalf of a debtor, and willing to assume and perform its liabilities for guarantee with the assets it owns or is entitled to dispose of.

5.2                                 Party A warrants that its entering into this Contract has been duly approved by the superior authority in charge of Party A or the authority organ of Party A such as the board of directors, the board of shareholders or the general meeting of shareholders, and has obtained all the necessary authorizations.

5.3                                 Party A warrants that its execution and performance of this Contract will not constitute any violation of any regulations or provisions that have binding effects on Party A, nor will it violate any security agreement, other agreements or any other binding documents, agreements and undertakings that Party A enters into with a third party.

5.4                                 All the documents and information provided by Party A for Party B are truthful, accurate, legitimate and valid.

5.5                                 Party A acknowledges and agrees to all the provisions in the Principal Contract, offers guarantee for the Debtor to the Principal Contract on a voluntary basis, and warrants to perform the obligations to pay off the debts on behalf of the Debtor as prescribed under this Contract.

5.6                                 If the Principal Contract under this Contract is a Bank Acceptance Agreement, Party A agrees that any bill or non-bill type of dispute between the Debtor to the Principal Contract and the holder, endorser or other related parties of the acceptance bill will not affect Party A’s assumption of its liabilities for guarantee to Party B as prescribed under this Contract.

5.7                                 Party A warrants that it will not provide any security in any form to a third party that is beyond its own guarantee capacity within the term of this Contract.

5.8                                 Party A warrants that it will provide the financial statements, such as balance sheet, income statement, cash flow statement as requested by Party B, and accept Party B’s inspection and supervision of its production, operation and financial status within the term of this Contract,.

5.9                                 Within the term of this Contract, Party A shall notify Party B in writing thirty days before Party A’s change of its way of operation, internal system or legal status, which include but not limited to contract, lease, trust, asset restructuring, debt restructuring, joint stock reform, joint operation, consolidation (merger), division, compensatory transfer of property rights, equity (cooperative) joint venture, decrease of registered capital, or application for close-down of business for rectification, dissolution (or deregistration), application for  reorganization, reconciliation and bankruptcy, and shall properly assume all the liabilities for guarantee under this Contract;

5.10                           Within the term of this Contract, Party A shall notify Party B in writing within three days after the occurrence of changes to Party A’s own system or legal status, which include but not limited to being declared for suspension of business for rectification, close-down of business, dissolution (or deregistration), application for reorganization or bankruptcy, and such other situations that may endanger the normal operation and incur the loss of capacity for guarantee;

5.11                           If Party A alters its residence, name, legal representative, it shall notify Party B in writing within seven days after such alteration.

5.12                           In case the loans under the Principal Contract are borrowed for the purpose of repaying the previous loans, Party A still agrees to assume the liabilities for guarantee on a voluntary basis.

Article 6.                                            RIGHTS AND OBLIGATIONS OF PARTY B

6.1                                 Party B shall be entitled to request Party A to provide financial reports, financial statements and other information that reflect Party A’s operation status and credit standing.

6.2                                 If Party A fails to perform any obligations as prescribed under this Contract, Party B shall be entitled to deduct and transfer the payable amount directly from the account that Party A opens with any operational office of Hua Xia Bank. When Party B makes such deduction of such amount from Party A’s account, if the account currency is different from the currency of principal debts, such amount shall be converted based on the foreign exchange rate published by Party B on the day of deduction.

6.3                                 Party B shall not be required to inform Party A of any further specific business contracts (or agreements) that Party B enters into with the Debtor to the Principal Contract.

Article 7.                                            DEFAULT LIABILITIES

7.1                                 After this Contract takes effects, Party A and Party B shall perform their obligations under this Contract. If either party fails to perform or fully perform its obligations under this Contract, it shall assume the corresponding default liabilities and compensate for any losses incurred to the other party.

Article 8.                                            EFFECTIVENESS OF CONTRACT

8.1                                 This Contract shall take effect after both parties execute this Contract.

8.2                                 The effectiveness of this Contract shall be independent of the Principal Contract, and shall not become invalid due to the invalidity of the Principal Contract. If the Principal Contract is confirmed as invalid, Party A shall nonetheless assume joint and several liabilities for the debts of the Debtor to the Principal Contract in relation to debt repayment or compensation for losses.

Article 9.                                            AMENDMENT AND RESCISSION OF CONTRACT

9.1                                 Neither party shall unilaterally amend or rescind this Contract after this Contract takes effect.

9.2                                 In case the type of the principal debts under this Contract is related to disbursement under L/C, Party A acknowledges that if the applicant of L/C and Party B agrees to amend the L/C, as long as the amount under the amended L/C (excluding interests, liquidated damages, compensations and other related fees) does not exceed the maximum debt amount under this Contract, such amendment shall be deemed to be made with Party A’s prior consent, regardless of what changes to the amount of L/C and other terms, and this Contract shall continue to be effective and Party A remains under the joint and several liability.

Article 10.            DISPUTE RESOLUTION

10.1                           Any dispute arising out of this Contract between Party A and Party B shall be resolved through consultation first. If no resolution can be reached through consultation, both parties shall try to resolve the dispute in the following way:

To bring a lawsuit to the people’s court in the locality of Party B;

☒To apply for arbitration with                  Arbitration Commission.

10.2                           If the way of dispute resolution chosen by both parties above is different from what is prescribed in the Principal Contract, the way of dispute resolution set out in the Principal Contract shall prevail.

Article 11.                                     SUPPLEMENTAL AGREEMENT

11.1                           Within the term of the Contract, if Party A fails to notify Party B of its altered name, legal representative, residence, etc. in writing, all the documents that Party B sends to Party A as set out hereof shall be deemed as duly served.

11.2                           Other Agreed Matters

Nil

11.3                           For options beginning with ☐ under this Contract, mark √ in ☐ if applicable, while marking × in ☐ if not applicable.

11.4                           Party A and Party B shall each hold one original copy of this Contract and party       /        shall hold     /       copy. Each copy shall have the same legal effect.

11.5                           The schedules under this Contract shall be an integral part of the Contract and have the same legal effect as this Contract.

11.6                        Party B has taken appropriate measures to bring to Party A’s attention the provisions that exempt or restrict Party B’s liabilities, and has sufficiently explained the relevant provisions as requested by Party A; neither party has any objections and questions in understanding any provisions in this Contract.

Signature Page (No Text Below)

Party A (Company Seal)
[Company’s seal affixed]

Legal Representative (or Authorized Representative)

(Signature)
/s/ Chuanzhi Liu

Date: June 10, 2011

Party B (Company Seal)
[Company’s seal affixed]

Legal Representative / Officer in Charge
(or Authorized Representative)

(Signature or Seal)
/ s/ Yongjian Liu

Date: June 10, 2011